UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2003

DIGITAL LIGHTWAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware 000-21669 95-4313013 (State or Other Jurisdiction (Commission File Number) (IRS Employer of Incorporation) Identification No.)

15550 Lightwave Drive

Clearwater, Florida  33760

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (727) 442-6677

The matters discussed in this current report include certain forward-looking statements that involve risks and uncertainties, including the risks detailed from time to time in the SEC reports of Digital Lightwave, Inc., including the reports on Form 10-K and Form 10-Q.  These statements are only predictions and actual results could differ materially from those projected in the forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward looking statements.

Item 5.  Other Events and Required FD Disclosure.

Jabil Forbearance

As previously reported, in December 2001, Digital Lightwave, Inc. (“Digital”) signed a manufacturing services agreement with Jabil Circuit, Inc. (“Jabil”), a leading provider of technology manufacturing services with a customer base of industry-leading companies.  Under the terms of the agreement, Jabil purchased Digital’s existing inventory to fulfill orders until Digital’s then-present inventory was depleted to safety stock levels.  Under the terms of the agreement, Jabil had served as Digital’s primary contract manufacturer for Digital’s circuit board and product assembly and provided engineering design services.

In February 2003, Jabil terminated the manufacturing services agreement, and in March 2003, Jabil commenced an arbitration proceeding against Digital with the American Arbitration Association.  The arbitration was commenced in connection with the non-payment by Digital of amounts due under the manufacturing services agreement.  Jabil claimed damages in excess of $6.7 million for unpaid invoices, termination charges and costs and charges relating to the cessation of manufacturing.  Jabil also sought recovery of interest, costs and expenses.

On May 21, 2003 (but effective as of May 1, 2003), Digital and Jabil entered into a forbearance agreement relating to Jabil’s claims against Digital relating to the manufacturing services agreement.  Under the terms of the forbearance agreement, Digital (a) paid Jabil $620,000 in cash, (b) delivered to Jabil a promissory note in the original principal amount of approximately $2.83 million (the “First Note”), and (c) delivered to Jabil a promissory note in the original principal amount of approximately $2.74 million (the “Second Note” and, together with the First Note, the “Notes”).  Digital and Jabil agreed that the principal amount of the First Note represents the unpaid outstanding accounts receivable owed by Digital to Jabil for product previously delivered to Digital under the manufacturing services agreement and that the principal amount of the Second Note represents the compromised amount due by Digital to Jabil for component inventory, work-in-process inventory, and finished good inventory for which Digital has not yet paid Jabil.

Each of the Notes bears interest at six percent (6.0%) per year.  Under the First Note, Digital is required to make a payment of approximately $253,000 on September 1, 2003, and thereafter is required to make monthly payments of approximately $210,000 from October 1, 2003, through October 1, 2004.  The Second Note does not provide for periodic payments.  The Second Note requires Digital to pay all unpaid principal and accrued interest in full on October 1, 2004.  As provided for in the forbearance agreement, all payments made by Digital to Jabil for certain existing inventory (as such term is defined in the forbearance agreement) will be credited as payments on the Second Note.  Each of the Notes provides for the accelerated payment of all unpaid principal and accrued interest upon the occurrence of certain events described in the Notes.

Pursuant to the forbearance agreement, Jabil agreed to forbear from taking further actions to collect on Jabil’s claim but only so long as Digital complies with all terms, conditions, obligations, and duties provided in the forbearance agreement, the Notes, and each other document or agreement signed in connection with the forbearance agreement.  If Digital does not timely perform its obligations or defaults under the forbearance agreement, the Notes or any related agreement, Jabil no longer will be required to forbear in pursuing the immediate collection of all amounts owed by Digital to Jabil, and Jabil may take all legal action to collect the amounts and enforce its rights.  As further consideration to Digital under the forbearance agreement, Jabil agreed to allow Optel, LLC, an entity controlled by Digital’s majority stockholder and current chairman of the board of directors, Dr. Bryan Zwan, to purchase the Notes at a 20% discount off the full outstanding principal and unpaid accrued interest at any time during the period between the date of the forbearance agreement and September 1, 2003.

Under the terms of the forbearance agreement, Digital acknowledged that Jabil rightfully terminated the manufacturing services agreement in February 2003.  Digital and Jabil have begun the negotiations for a new manufacturing agreement, but no agreement has been reached and there is no commitment or obligation for either party to enter into a new manufacturing agreement.  The parties agreed that if they are able to reach an understanding with respect to any such new manufacturing agreement, Digital will be required to prepay Jabil for any additional inventory or component parts that are to be purchased, and that Jabil will have no obligation to pay or carry the costs or expenses for any additional inventory or component parts to be used in the manufacturing process.

The forbearance agreement and the Notes are attached to this Current Report on Form 8-K as exhibits and are incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to such documents.

$520,000 Loan from Optel

On May 29, 2003, Digital borrowed $500,000 from Optel, LLC (“Optel”) pursuant to a Secured Promissory Note (the “Optel Note”).  Optel is an entity controlled by Digital’s majority stockholder and current chairman of the board of directors, Dr. Bryan Zwan.  The Optel Note (a) bears interest at an annual rate equal to 10% per annum, (b) is secured by a first priority security interest in substantially all of the assets of Digital pursuant to an Eighth Amended and Restated Security Agreement, dated as of May 29, 2003 (the “Security Agreement”), and (c) may be prepaid at any time.  Digital used the proceeds from the note for general corporate and working capital purposes.  The Optel Note matures on July 31, 2004, unless certain specified events occur accelerating the maturity.  Digital’s total indebtedness to Optel is now $4.0 million.

The Optel Note and the Security Agreement are attached hereto as exhibits and are incorporated herein by reference.  The foregoing summary does not purport to be complete and is qualified in its entirety by references to the Optel Note and the Security Agreement.

Digital has insufficient short-term resources for the payment of its current liabilities.  Various creditors have contacted us in order to demand payment for outstanding liabilities owed to them and some creditors have commenced legal proceedings against Digital.  We are in discussions with our creditors in order to restructure our outstanding liabilities.  In order to alleviate Digital’s working capital shortfall, we are attempting to raise additional debt and/or equity financing.  On April 15, 2003, Digital received a commitment letter from Optel for the provision of an $11.96 million credit facility to be secured by substantially all of Digital’s assets, inclusive of the $4.0 million already extended by Optel as of May 29, 2003.  The closing of the facility is subject to the execution of definitive agreements embodying the terms set forth in the commitment letter and containing customary representations, warranties and covenants, in light of the financial condition of Digital.  Based upon the recent resignation of Digital’s chief accounting officer, Optel has advised Digital that it is not prepared to execute a definitive loan agreement on the terms contemplated by the commitment letter, unless Digital engages a chief financial officer who is reasonably acceptable to Optel, within a specified timeframe.  If Digital is unable to engage a suitable chief financial officer within such timeframe, Optel has advised Digital that it will nonetheless be willing to provide an uncommitted facility for the same amount and on similar terms, except that draws under the facility will be subject to Optel’s approval, in its sole discretion.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements of Businesses Acquired.

Not applicable.

(b)

Pro Forma Financial Information.

Not applicable.

(c)

Exhibits.

10.1

Forbearance Agreement, dated effective as of May 1, 2003, between Digital Lightwave, Inc. and Jabil Circuit, Inc. (Executed and delivered May 21, 2003).

10.2

Promissory Note ($2,838,904.06 Principal Amount), dated effective as of May 1, 2003, between Digital Lightwave, Inc. and Jabil Circuit, Inc. (Executed and delivered May 21, 2003).

10.3

Promissory Note ($2,741,095.94 Principal Amount), dated effective as of May 1, 2003, between Digital Lightwave, Inc. and Jabil Circuit, Inc. (Executed and delivered May 21, 2003).

10.4

Secured Promissory Note, dated as of May 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

10.5

Eighth Amended and Restated Security Agreement, dated as of May 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL LIGHTWAVE, INC.

Date:  June 2, 2003

By:

/s/  JAMES GREEN

James Green

Chief Executive Officer

and President

EXHIBIT INDEX

Number

Description

10.1

Forbearance Agreement, dated effective as of May 1, 2003, between Digital Lightwave, Inc. and Jabil Circuit, Inc. (Executed and delivered May 21, 2003).

10.2

Promissory Note ($2,838,904.06 Principal Amount), dated effective as of May 1, 2003, between Digital Lightwave, Inc. and Jabil Circuit, Inc. (Executed and delivered May 21, 2003).

10.3

Promissory Note ($2,741,095.94 Principal Amount), dated effective as of May 1, 2003, between Digital Lightwave, Inc. and Jabil Circuit, Inc. (Executed and delivered May 21, 2003).

10.4

Secured Promissory Note, dated as of May 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.

10.5

Eighth Amended and Restated Security Agreement, dated as of May 29, 2003, between Digital Lightwave, Inc. and Optel, LLC.